Exhibit 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements of Pharmos Corporation (Forms S-3 Nos. 33-68762, 33-74638, 33-86720, 33-91918, 33-93466, 33-64289, 333-47359,
333-80813 and Forms S-8 Nos. 333-38373 and 333-96435) of Pharmos Corporation of our report dated March 5, 2000 appearing on page F-2 of this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
March 30, 2000